Exhibit 5.2

Chrysler East Building 666 Third Avenue, 20th floor New York, NY 10017

May 7, 2026

Zhongchao Inc.

Room 2504, OOCL Tower
841 Yan’an Middle Road
Jing’An District, Shanghai, China 200040

Re:	Registration Statement on Form F-1

Ladies and Gentlemen:

We have been engaged as U.S. securities counsel by Zhongchao Inc., a Cayman Islands exempted company (the “Company”), in connection with the Registration Statement on Form F-1 (including all amendments, the “Registration Statement”) filed with the U.S. Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), relating to the proposed public offering by the Company (the “Offering”) of up to an aggregate of $12,000,000 of units (each a “Unit” and collectively, the “Units”), each Unit comprised of (i) one Class A ordinary share, par value $0.008 per share of the Company (each a “Class A Ordinary Share” and collectively, the “Class A Ordinary Shares”), or at the option of such purchaser, one pre-funded warrant to purchase one Class A Ordinary Share (each a “Pre-Funded Warrant” and collectively, the “Pre-Funded Warrants”) in lieu thereof; and (ii) one common warrant to purchase one Ordinary Share (each a “Common Warrant” and collectively, the “Common Warrants,” and together with the Pre-Funded Warrants, the “Warrants”). The Units, the Class A Ordinary Shares and the Warrants are collectively referred to herein as the “Securities.” The Securities will be sold pursuant to the Registration Statement, one or more securities purchase agreements (the “Agreements”) by and among the Company and certain accredited investors or qualified institutional buyers identified on the signature pages thereto (collectively, the “Investors”), and a placement agency agreement between the Company and Univest Securities, LLC (the “Placement Agency Agreement”).

We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers of the Company. We express no opinion to the extent that, notwithstanding the current reservation of Class A Ordinary Shares, future issuances of securities of the Company, including the Class A Ordinary Shares, and/or adjustments to outstanding securities of the Company, including the Warrants underlying the Units, may cause the number of Class A Ordinary Shares underlying the Units, including the Class A Ordinary Shares issuable upon exercise of the Warrants underlying the Units, to exceed the number that remain authorized but unissued.

Our opinion herein is expressed solely with respect to the laws of the State of New York. Our opinion is based on these laws as in effect on the date hereof and as of the effective date of the Registration Statement, and we assume no obligation to revise or supplement this opinion after the effective date of the Registration Statement should the law be changed by legislative action, judicial decision or otherwise. Where our opinions expressed herein refer to events to occur at a future date, we have assumed that there will have been no changes in the relevant law or facts between the date hereof and such future date. Our opinions expressed herein are limited to the matters expressly stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. Not in limitation of the foregoing, we are not rendering any opinion as to the compliance with any other federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof, and we do not purport to pass on any matter governed by the laws of the Cayman Islands. We express no opinion as to whether a state court outside of the State of New York or a federal court of the United States would give effect to the choice of New York law provided for in the agreements governing the Warrants, the forms of which will be filed as exhibits to the Registration Statement.

Based upon the foregoing, we are of the opinion that (i) when the Registration Statement becomes effective under the Act, (ii) when each Agreement and each of the Warrants are duly executed and delivered by the Company and each of the Investors, (iii) when the Securities are duly issued pursuant to the terms of the Agreements and the Placement Agency Agreement, as applicable, and (iv) when the Company receives the applicable consideration for the Securities:

1.	when the Units are delivered in accordance with the Placement Agency Agreement and Agreements, and in the manner described in the Registration Statement, upon payment of the agreed upon consideration therefore, such Units will constitute the valid and legally binding obligations of the Company, enforceable in accordance with their terms; and

2.	when each of the Pre-Funded Warrants and Warrants are duly executed and delivered by the Company against payment therefor pursuant to their respective terms, and pursuant to the Agreements, such Pre-Funded Warrants and Warrants, when each is sold and issued as contemplated in the Registration Statement, will constitute the valid and legally binding obligations of the Company, enforceable in accordance with their terms.

The foregoing opinions are qualified to the extent: (a) as such enforceability may be limited by bankruptcy, insolvency, orderly liquidation or resolution, fraudulent transfer and conveyance, preference, reorganization, receivership, conservatorship, moratorium, or similar laws affecting the rights and remedies of creditors generally, and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law), including but not limited to principles limiting the availability of specific performance and injunctive relief, and concepts of materiality, reasonableness, good faith and fair dealing; (b) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

It is understood that this opinion is to be used only in connection with the offer, sale, and issuance of the securities while the Registration Statement is in effect.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the use of our name as your U.S. securities counsel and to all references made to us in the Registration Statement and in the prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ ROBINSON & COLE LLP

ROBINSON & COLE LLP